Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-220589 on Form S-8 of Krystal Biotech, Inc., of our report dated March 12, 2018, relating to the financial statements, which appears in this Form 10-K.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

March 12, 2018